UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2022

LIFE ON EARTH, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-55464 (Commission File Number)	46-2552550 (I.R.S. Employer Identification No.)

1345 6th Ave., 2nd Floor New York, NY (Address of principal executive offices)	10105 (Zip Code)

Registrant’s telephone number, including area code: (646) 844-9897

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On April 5, 2022, CareClix, Inc., a wholly-owned subsidiary of Registrant, executed a Service Agreement with GlobeMed Limited, a British Virgin Islands corporation operating through its principal offices in Lebanon (“GlobeMed”). The Service Agreement is a SaaS agreement under which GlobeMed will use the CareClix telemedicine software to implement telehealth services to ten countries in the Middle East through its third-party health benefits administration (TPA) system. GlobeMed is the largest TPA in the Middle East region and indicates it currently has approximately 40,000 physicians in its health network in the region.

The Service Agreement will be implemented initially in Kuwait and Qatar and thereafter in stages in Bahrain, Lebanon, Jordan, Iraq, KSA, Egypt and the UAE. Under the terms of the Services Agreement, GlobeMed will compensate CareClix, Inc. on a monthly basis at the rate of $5.00 US for the first 100 physicians using the CareClix software and $25.00 US for each physician in excess of 100. Implementation of the software service and integration with the GlobeMed system has already commenced and the software service has a targeted go-live date of June 1, 2022.

Section 9 - Financial Statements and Exhibits Item

9.01 Financial Statements and Exhibits

Exhibit No. Description

10.1	Service Agreement between GlobeMed Limited and CareClix, Inc. dated as of April 4, 2022

The Schedules to the attached Service Agreement, Exhibit 10.1, Pages 14-31, have been omitted from the Exhibit as the Schedules contain confidential business information relating to the operations of both GlobeMed and CareClix, Inc. Confidential treatment of these Schedules is requested. A complete copy of the Agreement will be provided to the Commission on request

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Life On Earth, Inc.

Date: April 11, 2022	By:	/s/ Mahmood Khan
Mahmood Khan Chief Executive Officer